Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234329 and 333-237200) and S-8 (No. 333-207744, 333-218767, 333-225498, 333-233092, 333-245649, and 333-258752) of Collegium Pharmaceutical, Inc. of our report dated March 12, 2020 related to the financial statements of BioDelivery Sciences International, Inc. and subsidiaries as of and for the year ended December 31, 2019, which appears in this Current Report on Form 8-K/A.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

May 13, 2022